EXHIBIT 11

      REYNOLDS METALS COMPANY AND CONSOLIDATED SUBSIDIARIES
                COMPUTATION OF EARNINGS PER SHARE
              (In millions, except per share data)

EARNINGS PER SHARE
In the second quarter and six months of 1996, earnings per share equals net income, minus dividends on the Company's preferred stock ("PRIDES"), divided by the weighted-average number of common shares outstanding during the period. In the second quarter and six months of 1995, earnings per share equals net income divided by the weighted-average number of common shares and common share equivalents outstanding during the period. The number of common share equivalents outstanding was based on the assumed conversion of the PRIDES. For the purpose of this computation, the respective conversion rates of common stock for each share of PRIDES were based on the average market value of the Company's common stock during the applicable period. Common share equivalents relating to the PRIDES were not included in the second quarter or six months of 1996 since their effect would have been anti-dilutive.

                                         QUARTERS ENDED               SIX
MONTHS ENDED
                                             JUNE 30
JUNE 30
                                    -----------------------
- ------------------------
                                      1996        1995                1996
      1995
                                    -----------------------
- ------------------------
Weighted-average shares outstanding:
 Common shares                      63,666,000   62,926,000
63,635,000    62,573,000
 Common share equivalents                    -   10,518,000
- -    10,388,000
                                    -----------------------
- ------------------------

 Total                              63,666,000   73,444,000
63,635,000    72,961,000
                                    =======================
========================

Income before cumulative effect of
   accounting change                       $60         $111
$77         $193
Less preferred stock dividends               9            -
18            -
                                    -----------------------
- ------------------------
                                            51          111
59          193
                                    -----------------------
- ------------------------
Cumulative effect of accounting
 change                                      -            -
(15)           -
                                    -----------------------
- ------------------------
                                           $51         $111
$44         $193
                                    =======================
========================
Earnings per share:
 Income before cumulative effect of
   accounting change                     $0.81        $1.51
$0.93        $2.64
 Cumulative effect of accounting
   change                                    -            -
(0.24)           -
                                    -----------------------
- ------------------------
 Net income                              $0.81        $1.51
$0.69        $2.64
                                    =======================
========================

 Conversion rate                             -         0.96
- -         0.94

Average market value of common
 stock                                       -       $49.41
- -       $50.03
/TABLE

EARNINGS PER SHARE (FULLY DILUTED):
Earnings per share (fully diluted) equals net income divided by the weighted-average number of common shares and common share equivalents outstanding during the period. The number of common share equivalents was based on the maximum potential issuance of common shares upon conversion of PRIDES, which is one share of common for each share of PRIDES. This computation was made for presentation purposes only since its effect was anti-dilutive in 1996 and was not material in 1995.

                                           QUARTERS ENDED              SIX
MONTHS ENDED
                                              JUNE 30
JUNE 30
                                      -------------------------
- --------------------------
                                          1996         1995           1996
        1995
                                      -------------------------
- --------------------------
Weighted-average shares outstanding:
 Common shares                         63,666,000   62,926,000
63,635,000    62,573,000
 Common share equivalents              11,000,000   11,000,000
11,000,000    11,000,000
                                      -------------------------
- --------------------------
 Total                                 74,666,000   73,926,000
74,635,000    73,573,000
                                      =========================
==========================

Income before cumulative effect of
 accounting change                            $60         $111
$77          $193
Cumulative effect of accounting
 change                                         -            -
(15)            -
                                      -------------------------
- --------------------------
Net income                                    $60         $111
$62          $193
                                      =========================
==========================

Earnings per share (fully diluted):
 Income before cumulative effect of
  accounting change                         $0.81        $1.50
$1.04         $2.62
 Cumulative effect of accounting
  change                                        -            -
(0.21)            -
                                      -------------------------
- --------------------------
 Net income                                 $0.81        $1.50
$0.83         $2.62
                                      =========================
==========================